AGREEMENT

This Agreement ("2012 Agreement") is made and entered into effective as of May 22, 2012 (the Effective Date), for good and sufficient consideration, by and between Ortiz Mines, Inc. ("Ortiz") and Santa Fe Gold Corporation ("Santa Fe Gold") (collectively the "Parties").

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, Ortiz and Santa Fe Gold agree as follows:

1. <u>The Lease</u>. Ortiz and Santa Fe Gold are parties to a certain Option to Lease and Mining Lease effective August 1, 2004 as amended by a certain Amendment to Mining Lease effective May 1, 2010 (the "Lease") which covers property more fully described therein (the "Property").

2. <u>Ortiz's Claim of Default</u>. Ortiz contends, among other things, that Santa Fe Gold's actions and omissions entitled Ortiz to cancel the Lease, effective no later than July 21, 2011 and that Ortiz, in accordance with the Lease, properly and finally cancelled the Lease through the June 14, 2011 and July 21, 2011 letters (hereinafter "the Claim of Default").

3. <u>The Lawsuit</u>. Santa Fe Gold disputes the Claim of Default. Santa Fe Gold sued Ortiz in *Santa Fe Gold Corporation v. Ortiz Mines, Inc*, United States District Court for the District of New Mexico, Cause No. 1:11-cv-00773-WDS/LAM, for claims related to the Lease and Claim of Default and contends in this action, among other things, that Ortiz's Claim of Default was improper and unjustified ("the Lawsuit").

4. The Parties wish to settle their claims and have agreed to the terms that follow.

5. <u>Ortiz Mine Project Development</u>. Santa Fe Gold shall spend at least $500,000 in the aggregate (subject to a possible partial deferral as provided for in Section 5(b) below) ($500,000 being referred to as the "Minimum Amount") on certain kinds of expenses directly

related to the permitting and eventual development of mining operations permitted by the Lease on the Property ("Ortiz Development Expenses") during the period following the Effective Date through November 22, 2012 (such period, as extended by any partial deferral provided for in Section 5(b), being referred to as the "Initial Period"), subject to the following terms and conditions:

(a) During the Initial Period, the Ortiz Development Expenses shall include, but not be limited to, expenditures for the activities described on the Ortiz Budget attached as Exhibit A.

(b) Santa Fe Gold will use best efforts to obtain an agreement with the surface landowner governing access to the portion(s) of the Property identified on Exhibit A to perform the other work contemplated by Santa Fe Gold under this 2012 Agreement; provided that if Santa Fe Gold is unable to procure a surface landowner access agreement reasonably acceptable to it using best efforts within sixty days after the Effective Date and institutes litigation to confirm its rights to surface access during the Initial Period, then upon notice to Ortiz $100,000 of the $500,000 Minimum Amount, less amounts up to $100,000 actually spent on third party fees and costs for litigation to confirm its rights to surface access may, at Santa Fe Gold's option, be deferred being spent by Santa Fe Gold during the Initial Period until sixty days after the earlier of the execution of a surface landowners access agreement or the first date upon which Santa Fe Gold's right to access is confirmed and access is required by court order (the "Deferred Period").

(c) The Minimum Amount shall be paid to third parties. For the purposes of this 2012 Agreement, payments by Santa Fe Gold for the services of Pat Freeman and for non-litigation related fees and costs of Mark Adams and the Rodey firm associated with

the activities identified in Exhibit A, shall be considered payments to third parties. Up to $100,000 of fees and costs for litigation necessary to secure a surface landowner access agreement or a court order confirming surface access shall be considered payments to third parties. Amounts prepaid to third parties for services related to the activities on Exhibit A and which Santa Fe Gold represents were prepaid to third parties within the past six-months prior to the Effective Date for work that is done during the Initial Period shall be counted toward the Minimum Amount provided that Santa Fe Gold shall provide to Ortiz on execution of this 2012 Agreement the invoices, description of services, and proof of amounts and dates of payment for any amounts prepaid prior to the Effective Date that are to be so applied to the Minimum Amount. Amounts prepaid in the Initial Period by Santa Fe Gold in non-refundable payments to third parties for work that is performed in the Second Period, or prepaid in the Second Period for work that is performed within six months of the end of the Second Period shall be counted toward the Second Period Minimum Amount (as hereinafter defined in Section 8). In the event that either the Minimum Amount or the Second Period Minimum Amount is not reached through other expenditures, Santa Fe Gold has the option of paying any shortfall in the Minimum Amount or Second Period Minimum Amount directly to Ortiz, as additional consideration for entering into this 2012 Agreement and not as a credit against any sums otherwise payable to Ortiz under the Lease, prior to the expiration of the Initial Period or Second Period, respectively, and in the event that prepaid work is not performed within six months of the end of the Second Period, Santa Fe Gold has the option of paying any resulting shortfall in the Second Period Minimum Amount directly to Ortiz, as additional consideration for entering into this 2012 Agreement and not as a credit against any sums

otherwise payable to Ortiz under the Lease, prior to six months from the end of the Second Period, in which case any such shortfall so paid will be counted toward the Minimum Amount or Second Period Minimum Amount.

(d) Notwithstanding anything else to the contrary in this 2012 Agreement, no expenditures for any of the following may be counted toward the Minimum Amount or the Second Period Minimum Amount: payments otherwise due to Ortiz under the Lease; overhead or general and administrative expenses of Santa Fe Gold; salaries or other compensation paid to any shareholders, directors, officers or employees of Santa Fe Gold or an affiliate thereof (other than salaries for any new Santa Fe Gold employees hired in the Second Period as part of a dedicated Ortiz Mine in-house team who devote 100% of their time working on the development of the Ortiz Mine), to anyone who was a shareholder, director, officer or employee of Santa Fe Gold or an affiliate thereof on or before the Effective Date (other than Pat Freeman) or to any entity of which any such current or former shareholder, director, officer or employee of Santa Fe Gold or an affiliate thereof is an equity owner, director, manager, or employee; taxes; interest or other expenditures related to obtaining or servicing any financing of Santa Fe Gold or an affiliate thereof; expenditures related to the issuance of, or conversion of debt to, any equity interests whatsoever; expenditures related to the preparation or issuance of any securities or exchange filings or disclosures other than expenditures paid to third parties directly for technical studies that support a NI 43-101 report; or any expenditures related to the negotiation of this 2012 Agreement or to the potential settlement of, or otherwise related to, the Lawsuit (including without limitation any such expenditures paid or prepaid to Pat Freeman, the Rodey Firm or others).

(e) No later than June 6, 2012 and continuing by the 15th of each calendar month thereafter during the Initial Period and any Second Period (as hereinafter defined) and the calendar month after the expiration of the Initial Period and any Second Period, Santa Fe Gold shall provide monthly written reports to Ortiz regarding the expenditures Santa Fe Gold made prior to the end of the calendar month preceding the date of such report that Santa Fe Gold believes counts toward the Minimum Amount (or the Second Period Minimum Amount as hereinafter defined) and, upon request by Ortiz, Santa Fe Gold shall provide Ortiz with backup documentation, including invoices and copies of checks or other remittances.

(f) Santa Fe Gold shall have no obligation to, but may, in its discretion, spend more than $500,000 during the Initial Period for Ortiz Development Expenses. Santa Fe Gold shall have no obligation to, but may, in its discretion, spend more than the Second Period Minimum Amount during the Second Period for Ortiz Development Expenses.

6. 2012 and 2013 Annual Rental Payment. The parties acknowledge Santa Fe Gold has paid the Annual Rental due under the Lease (the "2012 Annual Rental Payment") into an escrow with Atkinson Thal & Baker, P.C. . On the execution of this 2012 Agreement, the 2012 Annual Rental Payment shall be released to Ortiz. In addition to its obligations under this 2012 Agreement, Santa Fe Gold shall pay the 2013 Annual Rental payment directly to Ortiz pursuant to the terms of the Lease. Neither the 2012 Annual Rental nor the 2013 Annual Rental will be considered to be part of the Minimum Amount or of the Second Period Minimum Amount.

7. Performance Review. The Parties' representatives will meet in person or by phone during the month of August, 2012 to review performance under this 2012 Agreement and discuss the project.

8. Second Period. Unless an uncured Performance Default (as hereinafter defined in Section 10 (a)) occurs sooner or the Parties agree otherwise in writing hereafter, in the six month period of November 23, 2012 to May 22, 2013 (the "Second Period"), Santa Fe Gold agrees to spend for Ortiz Development Expenses the difference between $1,000,000 and the amounts spent by Santa Fe Gold for Ortiz Development Expenses during the Initial Period (including but not limited to amounts prepaid that are disclosed on Exhibit A or paid during the Initial Period for work to be performed during the Second Period) for Ortiz Development Expenses (the "Second Period Minimum Amount"). Unless the Deferred Period expires during the Second Period, the Second Period Minimum Amount will be reduced by any amounts deferred pursuant to Section 5(b). If Santa Fe Gold is unable to procure a landowner access agreement despite using its best efforts to do so, or is prevented from carrying out all work on the ground by regulatory or permitting issues, despite Santa Fe Gold's best efforts to procure permits, up to $50,000 of the expenditures specifically identified in the Second Period budget as contingent on securing a surface landowner access agreement or confirming through litigation its rights to surface access or necessary permits and for which an agreement or such confirmation or permit has not yet been obtained will be deferred from the Second Period Minimum Amount until such time as the necessary agreement or permit has been obtained. The provisions of Sections 5 (c) and (d) will be applicable to any expenditures or payments by Santa Fe Gold for the Second Period Minimum Amount. Prior to October 23, 2012 Santa Fe Gold shall provide Ortiz with a budget setting out the Ortiz Development Expenses upon which Santa Fe Gold anticipates spending the Second Period Minimum Amount and identifying any expenditures that are contingent on securing a landowner access agreement or are contingent on securing necessary permits. Santa Fe Gold shall consult with Ortiz about the budget. Santa Fe Gold shall have final authority over the

budget, subject to the provisions of Sections 5 (c) and (d). Santa Fe Gold shall provide to Ortiz monthly reports, and if requested, back up documentation, regarding the expenditure of the Second Period Minimum Amount at the times and in a manner provided for in Section 5(e).

9. Amendments of Lease. As of the Effective Date, the May 10, 2010 Amendment to Mining Lease is amended as follows:

(a) Section 3B is deleted in its entirety and is hereby amended in its entirety to state: "Notwithstanding any other provision of this Section 3 or any other Section of this Mining Lease, the Annual Rental Payment which shall be made on or before February 1, 2011, and annually thereafter on or before each February 1, shall be $130,000."

(b) Sections 8.E. (2), (3) and (4) are deleted in their entirety.

(c) The provision that is now numbered in the May 10, 2010 Amendment as "Section 18.A" shall be renumbered "Section 18.A.(1)," but the text thereof shall remain the same.

(d) Section 18.A also is amended to add Section 18.A.(2), which states as follows:

> "This Lease shall automatically terminate, and be deemed cancelled, and of no further force or effect if SFG or any affiliate or property thereof becomes the subject of voluntary or involuntary bankruptcy, receivership, assignment for the benefit of creditors or similar insolvency proceeding under state or federal law which has not been initiated by Ortiz, unless such action is dismissed within 60 days."

(e) Section 2 of the Mining Lease as amended by the Amendment to Mining Lease dated May 1, 2010, is hereby deleted and amended in its entirety to read as follows:

> The term of this Mining Lease shall be for a period of ten (10) years and three months from and after February 1,

> 2005, until May 1, 2015, and shall continue year-to-year thereafter for so long as SFG is producing gold or other leased minerals in commercial quantities from the Property and SFG is in compliance herewith, subject to Section 21.

Except as amended in this Section 9, and subject to the other terms and conditions of this 2012 Agreement, including without limitation the Parties' rights reserved above, the Lease shall otherwise remain in force according to its terms.

10. <u>Performance Default and Effect of Performance Default.</u>

(a) A Performance Default conclusively occurs upon the occurrence of any of the following events prior to the conclusion of the Second Period:

(1) Santa Fe Gold or any affiliate or property thereof becoming the subject of voluntary or involuntary bankruptcy, receivership, assignment for the benefit of creditors or similar insolvency proceeding under state or federal law which has not been initiated by Ortiz, unless such action is dismissed within 60 days; or

(2) Any failure by Santa Fe Gold to fulfill the following obligations under the 2012 Agreement, which failure is not cured within thirty (30) days after notice from Ortiz: the failure by Santa Fe Gold to spend the Minimum Amount, (subject to any partial deferral as provided for in Section 5(b) of the 2012 Agreement) for Ortiz Development Expenditures during the Initial Period; the failure by Santa Fe Gold to spend the Second Period Minimum Amount for Ortiz Development Expenditures during any Second Period or, the failure of Santa Fe Gold to timely pay the 2013 Annual Rental Payment.

(b) Upon the occurrence of a Performance Default (as defined above) prior to the conclusion of the Second Period, the Lease will irrevocably and automatically be deemed to have been properly, fully, and finally cancelled and, at any time thereafter upon the written request of Ortiz, Santa Fe Gold will consent to a stipulation or judgment of such cancellation in the Lawsuit or in any bankruptcy or other legal proceedings: provided that nothing in the 2012 Agreement, including without limitation Section 10 thereof, shall be construed as the exclusive list of events or conditions which can constitute a default under the Lease and Ortiz reserves the right, subject to the Release of the Lawsuit and Claim of Default provided for in the 2012 Agreement, to contend that other Lease defaults occurred after the Effective Date, but Ortiz cannot claim that Santa Fe Gold has violated Section 8 (E) (1) of the Lease if, and during the time that Santa Fe Gold is performing under this 2012 Agreement.

11. Effective when Executed. This 2012 Agreement is effective only after it is executed by properly authorized officers or agents of the Parties. Until executed by both Parties, this 2012 Agreement is not enforceable.

12. Release.

(a) Santa Fe Gold Corporation hereby releases and forever discharges Ortiz Mines, Inc. and its principals, shareholders, officers, directors, managers, employees, agents, consultants, accountants, attorneys, representatives, successors and assigns, from all claims, counterclaims, or demands, known or unknown, that were brought, threatened, or that could have been brought in the Lawsuit or which could have been brought based on any legal or equitable theory in any forum based on events or conditions on or prior to the Effective Date.

(b) Ortiz Mines, Inc hereby releases and forever discharges Santa Fe Gold Corporation and its principals, shareholders, officers, directors, managers, employees, agents, consultants, accountants, attorneys, representatives, successors and assigns, from all claims, counterclaims, or demands, known or unknown, that were brought, threatened, or that could have been brought in the Lawsuit or which could have been brought based on any legal or equitable theory in any forum based on events or conditions on or prior to the Effective Date and including without limitation the Claim of Default based on events or conditions on or prior to the Effective Date and all claims, counterclaims, or demands, known or unknown, that were brought, threatened, or that could have been brought in connection with the Claim of Default based on events or conditions on or prior to the Effective Date.

(c) The Parties expressly waive and assume the risk of any and all claims for damages or other relief that exist as of the Effective Date, including but not limited to those which the Parties do not know or suspect to exist, whether through ignorance, oversight, error, neglect, or otherwise, and which, if known would or might materially affect the Parties' decisions to enter in to this 2012 Agreement. The Parties agree to accept the mutual promises and other consideration set forth herein as a complete compromise of all matters involving disputed issues of law and fact in connection with any claims, counterclaims or demands released herein.

(d) Within thirty (30) days of the Effective Date, Santa Fe Gold shall dismiss the Lawsuit with prejudice.

13. *Force Majeure.* No obligation of Santa Fe Gold under this 2012 Agreement will be excused by the assertion of an event of *force majeure* nor shall Santa Fe Gold assert or have

the right to assert an event of *force majeure* under Section 21 of the Lease during the Initial Period or Second Period.

IN WITNESS WHEREOF, the parties have executed this 2012 Agreement as of the date first set forth above.

ORTIZ MINES, INC.
a Missouri corporation

By: Anne P. Russ
Name: Ortiz Mines, Inc.
Title: President

SANTA FE GOLD CORPORATION
a Delaware corporation

By: W. Pierce Carson
Name: W. Pierce Carson
Title: President & CEO